Q1 2015 Interim Management Statement 29 April 2015 Barclays PLC Fixed Income Investor Presentation Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-195645

| Barclays Q1 2015 Fixed Income Investor Presentation
Q1 financial highlights
2
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Increased adjusted pre-tax profits by 9% – Core up 14%
Core business continued to performed well with PBT of £2.1bn and RoE of 10.9%
Further progress on shrinking Non-Core and releasing capital; RWAs down to £65bn
Building capital: CET1 ratio increased to 10.6% and leverage ratio maintained at
3.7%
Group adjusted costs of £4.1bn, down 7%, delivering positive jaws

LIQUIDITY & FUNDING CREDIT RATING APPENDIX PERFORMANCE OVERVIEW HOLDING COMPANY TRANSITION CAPITAL & LEVERAGE ASSET QUALITY Performance Overview

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Financial performance
• Adjusted profit before tax increased 9%
• Adjusted income decreased 3%, due to Non-Core run-down, while impairment reduced 13%
• Total adjusted operating expenses decreased 7% to £4.1bn driven by savings from Transform programmes and lower costs to achieve
Transform
• Adjusted attributable profit was £1.1bn, resulting in EPS of 6.5p
• Group RoE was 7.6%, with Core RoE of 10.9%
• Dilution on Group RoE from Barclays Non-Core was 3.3%
• Statutory attributable profit was £465m:
Further provisions of £800m for investigations and litigation primarily relating to Foreign Exchange
Additional PPI redress provision of £150m
Gain of £429m recognised as valuation of a component of
the defined retirement benefit liability was aligned to
statutory provisions
Loss of £118m relating to completion of the Spanish
business sale
Summary Group financials: Adjusted profits up 9%
1
EPS and RoE calculations are based on adjusted attributable profit, also taking into account tax credits on AT1 coupons |
4
Three months ended – March (£m) 2014 2015
% change
Income 6,650 6,430
(3%)
Impairment (548) (477)
13%
Total operating expenses (4,435) (4,124) 7%
– Costs to achieve Transform (CTA) (240) (120) 50%
Adjusted profit before tax 1,693 1,848 9%
Tax (561) (529)
6%
NCI and other equity interests (250) (260)
(4%)
Adjusted attributable profit 882 1,059 20%
– Provisions for investigations and
litigation primarily relating to
Foreign Exchange
– (800)
– Provisions for PPI redress – (150)
– Gain on valuation of a
component of the defined
retirement benefit
– 429
– Loss on sale of Spanish business – (118)
– Own credit 119 128
Statutory profit before tax 1,812 1,337 (26%)
Statutory attributable profit/(loss) 965 465 (52%)
Basic earnings per share 1 5.5p 6.5p
Return on average equity 1 6.5% 7.6%
Dividend per share 1.0p 1.0p

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
(£bn) Dec-14 Mar-15
Balance
Sheet
Total assets
1,358 1,416
Leverage exposure
1
1,233 1,255
Leverage ratio
1
3.7% 3.7%
Capital
2
Fully loaded CET1 ratio
10.3% 10.6%
Fully loaded CET1 capital 41.5 41.8
Risk-weighted assets 402 396
Liquidity
Liquidity coverage ratio
3
124% 122%
Liquidity pool 149 148
Funding
Loan to Deposit Ratio
4
89% 89%
Wholesale funding
5
171 178
NSFR
3
102% n/a
Strengthening key financial metrics
1 Mar-15 based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the European Union delegated act. This is broadly consistent with the BCBS 270 definition, which
was the basis of Dec-14 comparatives | 2 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards | 3 LCR based on CRD IV rules as per the EU Delegated Act and the NSFR based on the final
guidelines published by the BCBS in October 2014. NSFR disclosed semi-annually | 4 LDR calculated for PCB, Africa Banking, Barclaycard and Non-Core retail | 5 Excludes repurchase agreements | 6 Based on certain assumptions –
refer to slide 19 for more details
5
• Progressive strengthening of key balance sheet metrics
• CET1 capital has increased to £42bn and RWAs reduced to
£396bn improving the CET1 ratio to 10.6%
• Leverage exposure increased slightly to £1.255trn (Dec 2014:
£1.233trn), mainly as a result of seasonal effects, but the
leverage ratio was maintained at 3.7%
• Liquidity position remains robust with liquidity pool of £148bn and LCR of 122%
• Funding profile remain conservative and well diversified
• Overall funding requirements reducing as Non-Core is run-down
• Further progress on proactive transition towards Holding
Company capital and funding model
• With a proxy TLAC ratio of 24% 6 , we are well positioned to meet future TLAC requirement
Highlights
• Raised £2bn of senior unsecured debt at Barclays PLC
which was used to subscribe for senior unsecured debt at
Barclays Bank PLC.

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
• PBT up 14% at £2.1bn:
PCB profits up 14%
Investment Bank profits up 37%
Africa Banking profits up 23%
Barclaycard profits were down 1%
• Income increased 2% to £6.4bn, with non-investment banking businesses up 4%
• Impairment improved 7%, principally reflecting the improving
UK economic environment benefitting PCB
• Operating expenses reduced 2% to £3.9bn reflecting
Transform savings across the businesses
• Attributable profit was £1.3bn with EPS of 7.7p
• RoE excluding CTA was 11.6% on average allocated equity of
£47bn, up £7bn year on year
Core business performing well: Positive jaws and PBT
up 14%
Three months ended – March (£m) 2014 2015
% change
Income 6,277 6,420
2%
Impairment (481) (448)
7%
Total operating expenses (3,969) (3,885) 2%
– Costs to achieve Transform
(CTA)
(216) (109) 50%
Adjusted profit before tax 1,847 2,104 14%
Tax (589) (615) (4%)
NCI and other equity interests (205) (231) (13%)
Adjusted attributable profit 1,053 1,258
19%
Adjusted financial performance measures
Average allocated equity £40bn £47bn
Return on average tangible equity 13.2% 13.2%
Return on average equity 10.7% 10.9%
Cost:income ratio 63% 61%
Basic EPS contribution 6.6p 7.7p
Dec-14 Mar-15
CRD IV RWAs £327bn
£331bn
Leverage exposure £956bn £1,019bn
6
Financial performance

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
• Period end equity reduced by £5.2bn to £9.7bn, including a
£1.3bn reduction in Q1
• RWAs reduced £41bn to £65bn, with a reduction of £10bn in
Q1, including the completion of the sale of the Spanish
business
• Income reduced £363m to £10m, reflecting sale of income
generating assets
• Credit impairment improved to £29m, driven by the impact of sale of the Spanish business and improved performance in
European retail
• Costs reduced 49% to £239m due to savings from Transform
programmes, including non-retail headcount reductions, and
savings from the sale of the Spanish and UAE businesses
• Attributable loss was £199m, but with the reduction in
allocated equity, the Non-Core dilution on Group RoE was
3.3%
Barclays Non-Core: Continued shrinkage and capital
recycling
Three months ended – March (£m) 2014 2015
– Businesses 301 122
– Securities and Loans 87 (73)
– Derivatives (15) (39)
Income 373 10
Impairment (67) (29)
Total operating expenses (466) (239)
– Costs to achieve Transform (CTA) (24) (11)
Loss before tax (154) (256)
Tax credit 28 86
NCI and other equity interests (45) (29)
Attributable loss (171) (199)
Financial performance measures
Average allocated equity £15.2bn £10.3bn
Period end allocated equity £14.9bn £9.7bn
Return on average equity drag
1
(4.2%) (3.3%)
Basic EPS contribution (1.1p) (1.2p)
CRD IV RWAs £75bn £65bn
Highlights
1 Return on average equity and average tangible equity for Barclays Non-Core represents its impact on the Group, being the difference between Barclays Group returns and Barclays Core returns. This does not represent the return on
average equity and average tangible equity of the Non-Core business |
7

LIQUIDITY & FUNDING CREDIT RATING APPENDIX PERFORMANCE OVERVIEW HOLDING COMPANY TRANSITION CAPITAL & LEVERAGE ASSET QUALITY Capital & Leverage

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Fully loaded (FL) CRD IV CET1 ratio progression 1 RWA reduction (£bn) 1
Continued progress on CET1 ratio despite adjusting
items
• FL CRD IV CET1 ratio up 30bps demonstrating good progress
towards 2016 Transform target of greater than 11%, absorbing significant litigation provisions
• Continued capital build as FL CRD IV CET1 capital grew by
£0.4bn to £41.8bn, despite absorbing net adjusting items of
£0.6bn
• Confident that our planned trajectory positions us well to meet future regulatory requirements
• RWAs reduced by £6bn, mainly driven by a £10bn reduction in
Non-Core to £65bn including the sale of the Spanish business and the run-down of legacy structured and credit products
• Decreases in Non-Core were recycled into Core business growth
+30bps
40 41 42
CET1
Capital
(1%)
9
9.1%
10.3%
10.6%
>11%
Dec-13 Dec-14 Mar-15 2016
Target
Dec-13 Dec-14 Mar-15 2016
Guidance
442
402 396
c.400
  Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards. Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs were revised by
£6.9bn to £442bn and fully loaded CET1 ratio by (0.2%) to 9.1% |
1

|
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
CAPITAL &
LEVERAGE
ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation
HOLDING COMPANY
TRANSITION
RWAs (£bn) Highlights
• RWAs reduced by £6bn reflecting continued progress on the
run-down of Non-Core, and growth in Core businesses
• Core business growth of £7bn driven by growth in PCB due to increased corporate and mortgage lending
• Net Non-Core run-down of £10bn, reflecting the sale of the
Spanish business and reduction in legacy structures and credit products
• Model and methodology driven updates resulted in a net £5bn reduction in RWAs driven by improved market risk
diversification methodology and a credit and counterparty risk model update
RWAs: Closely managed to support business growth
and capital ratio accretion
1 Excludes model and methodology driven movements | 2 Includes foreign exchange movements of £0.5bn. This does not include movements for modelled counterparty risk or modelled market risk |
396
1
402
10
7
1
9
5
Dec-14 Core business
growth
BNC
run-down
Net model and
methodology
updates
Other
2
Mar-15
1
1

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Barclays Non-Core: Further RWA reduction
278
236
1 Operational risk includes DTAs
1
2
382
110
45
75
65
11
RWA reduction bridge (£bn) Leverage exposure by type (£bn)
Operational risk Securities and loans Derivatives Businesses
9
8
16
15
31
31
18
11
Dec-13 Dec-14 Mar-15
39
23
107
99
114
101
18
13
180
Jun-14 Dec-14 Mar-15 2016
Target
Businesses Securities and loans Derivatives Other
Total reflects rounding
2
2016
Target

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Continued progress on the transition towards our
‘target’ end-state capital structure
• Fully loaded CRD IV CET1 ratio at 10.6% on track to meet our target of >
11% in 2016. The ratio was well in excess of the 7% PRA regulatory target¹
•
Robust buffers to contingent capital triggers²
AT1 contingent capital: c.360bps or £14.1bn
T2 contingent capital: c.530bps or £20.8bn³
• As we build CET1 capital over the transitional period, we currently expect to hold an internal management buffer of up to c.150bps over minimum requirements in end state4
• Transitional total capital ratio increased to 16.8% (Dec 2014: 16.5%), and fully loaded total capital ratio increased to 15.6% (Dec 2014 : 15.4%)
• Further clarity required on Total Loss Absorbing Capacity (TLAC) quantum and composition. In the interim, we continue to build towards our ‘target’ end
-state capital structure which assumes at least 17% of total capital; final requirements subject to PRA discretion
• Barclays 2015 Pillar 2A requirement as per the PRA’s Individual Capital
Guidance (ICG) is 2.8%. The ICG is subject to at least annual review
CET1 of 1.6% (assuming 56%)
AT1 of 0.5% (assuming 19%)
T2 of 0.7% (assuming 25%)
• The PRA consultation on the Pillar 2 framework (CP1/15), and Basel
Committee consultations and reviews of approaches to Pillar 1 and Pillar 2 risk might further impact the Pillar 2A requirement in the future
3.5%
(£13.7bn)
T2
>17%
Total capital ratio
CCCB/
Sectoral
buffers
16.8%
Total capital ratio
1.6% P2A
Pillar 2A requirement 5
4.5%
CET1
1.7% (£6.8bn)
Legacy T1
2.5%
Capital
Conservation buffer
Max 1.5%
Internal buffer
2.0%
AT1 (incl. P2A)
2.9%
T2 (incl. P2A)
2.0%
G-SII
12
Evolution of capital structure
1.1% (£4.2bn) AT1
10.6%
(£41.8bn)
CET1
Barclays'
'target' end-state
capital structure
Barclays Q1 15
capital structure
(PRA Transitional)
Fully loaded CRD IV capital position
–
–
–
–
–
1 Being the higher of 7% PRA expectation and CRD IV capital requirements | 2 CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements | 3 Based on the CRD IV
CET1 transitional (FSA October 2012 statement) the ratio was 12.3% as at 31 March 2015 based on £48.5bn of transitional CRD IV CET1 capital and £396bn of RWAs | 4 Barclays current regulatory target is to meet a FL CRD IV CET1 ratio of 9% by 2019, plus a Pillar 2A add-on. Pillar 2A requirements for 2015 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the combined buffer requirement of 4.5% in end-state albeit this
might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero | 5 Point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully captured under Pillar 1 |

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
We intend to manage our CET1 capital ratio to mitigate
against the risk of mandatory distribution restrictions
• Mandatory restrictions to discretionary
distributions 2 will apply to all European
banks, under CRD IV, from 1 January 2016
(Art. 162.2 of CRD)
• As outlined in Art. 141 of CRD, mandatory
distribution restrictions apply if an institution
fails to meet the combined buffer
requirement (CBR) 3 at which point a
Maximum Distributable Amount (MDA) is
calculated on a reducing scale
• CBR is phased in from 2016. In end state,
we intend to hold an internal management
buffer of up to c.150bps above CBR
providing prudent headroom to the
mandatory distribution restriction point
• As at 1 January 2016, mandatory distribution
restrictions on interest payment would apply
at 7.2%, stepping up to 10.6% by 2019 when
the CRD IV transitional rules are fully phased
in 1
• Barclays expects to have full discretion in the
allocation of permitted distributions within the
MDA
To AT1
7% trigger
c.£14bn >£16bn c.£17bn c.£18bn c.£20bn
To MDA
restriction
n/a >£15bn c.£12bn c.£9bn c.£6bn
Capital conservation buffer (CET1)
G-SII buffer (CET1)
Trajectory of fully loaded CET1 ratio, assuming >11% target is met after which we build towards c.12% in end state
3
Distributions subject to mandatory distribution restrictions
Minimum CET1 ratio
Estimated buffers 1 (fully loaded CET1 ratio vs. AT1 7% trigger and vs. MDA restrictions)
Sliding scale of restrictions
Pillar 2A
10.6%
8.4%
7.2%
9.5%
1 This analysis is presented for illustrative purposes only and is not a forecast of Barclays’ results of operations or capital position or otherwise. The analysis is based on certain assumptions, which cannot be assured and are subject to change, including: straight line progress towards meeting our CET1 ratio targets; holding the 2015 P2A requirement constant (which may not be the case as the requirement is subject to at least annual review); and CET1 resources are not required to meet the AT1 or T2 components of the minimum capital requirement. This illustration does not consider proposals in the FSB Consultative Document on the adequacy of loss-absorbing capacity of global systemically
important banks in resolution | 2 Dividends on ordinary shares, interest payments in respect of AT1 securities and variable compensation | 3 As per Art. 128(6) of CRD: total CET1 capital required to meet the requirement for the capital conservation buffer, as well as an institution specific countercyclical buffer (CCCB), G-SII buffer, O-SII buffer and systemic risk buffer as applicable. For Barclays this is currently the 2.5% Capital Conservation Buffer and 2% G-SII buffer
while the CCCB and other systemic risk and sectoral buffers are assumed to be zero |
13
CET1 requirements 1 (as at 1 January except Q115)
4.5% 4.5% 4.5% 4.5% 4.5%
1.6% 1.6% 1.6% 1.6% 1.6%
1.3%
1.9%
2.5%
1.0%
1.5%
2.0%
10.6%
>11.0%
c.12%
0%
2%
4%
6%
8%
10%
12%
Q1 15 2016 2017 2018 2019
0.6%
0.5%

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Leverage ratio progression 1 Leverage exposure (£trn) 1
Leverage ratio on track for 2016 target
• Leverage ratio at 3.7% well on track to meet 2016 Transform target of in excess of 4%
• The ratio was maintained as £0.3bn of T1 capital growth was offset by a £22bn increase in leverage exposure
• Leverage ratio already in line with expected minimum end-state requirement of 3.7% as outlined by the Financial Policy
Committee
• Leverage exposure increased by £22bn in Q1 2015, mainly due to fluctuations in settlement balances
• Non-Core leverage exposure reduced by £41bn to £236bn
primarily driven by the sale of the Spanish business, as well as continued reduction in derivatives exposure reflecting maturities and trade compressions
• Core leverage exposure increased by £63bn driven by an
increase in loans and advances and other assets due to the
seasonal increase in settlement balances
41 46 46
T1
Capital
1
BCBS 270
impact
14
3.0%
3.7% 3.7%
>4%
Dec-13 Dec-14 Mar-15 2016
Target
1.36
1.35
1.23
1.26
Dec-13 Jun-14 Dec-14 Mar-15
1 Mar-15 based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the European Union delegated act. This is broadly consistent with the BCBS 270 definition, which was the basis of Jun-14 and Dec-14 comparatives. Dec-13 not comparable to the estimates as of Jun-14 onwards due to different basis of preparation: estimated ratio and T1 capital based on PRA leverage ratio calculated as fully loaded
CRD IV T1 capital adjusted for certain PRA defined deductions, and a PRA adjusted leverage exposure measure. |

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Leverage exposure 1 (£bn)
Highlights
Leverage ratio maintained at 3.7%
1,353
1,233
L&A and other assets 2
SFTs Undrawn commitments
Derivatives
Leverage ratio 1
1,255
• Leverage exposures during Q1 15 increased by £22bn to
£1,255bn
• Loans and advances and other assets increased by £19bn to
£709bn primarily due to a seasonal increase in settlement
balances, partly offset by a decrease in cash balances
•
Net derivatives exposures decreased £9bn due to offsetting
moves between IFRS derivatives and allowable netting
• Trade compressions and tear-ups continued to benefit PFE,
but reductions achieved during the quarter were largely offset by new activity
• SFT exposure was impacted by reduced netting
1 Mar-15 based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the European Union delegated act. This is broadly consistent with the BCBS 270 definition, which
was the basis of Jun-14 and Dec-14 comparatives | 2 Loans and advances and other assets net of regulatory deductions and other adjustments |
15
732
690
709
288
271
262
228
157
170
105
115
114
Jun-14 Dec-14 Mar-15
3.4%
3.7% 3.7%

LIQUIDITY & FUNDING CREDIT RATING APPENDIX PERFORMANCE OVERVIEW CAPITAL & LEVERAGE ASSET QUALITY Holding company transition HOLDING COMPANY TRANSITION

• Losses arise at OpCo, and are transmitted to HoldCo through write-down of intercompany instruments
• Holdco’s losses are limited to its investments (equity and debt)
in the OpCo
• Losses should be allocated in accordance with the insolvency hierarchy, meaning pari passu treatment of equal-ranked
internal and external claims
• ‘No creditor worse off’ than in insolvency safeguard expected to apply for senior unsecured debt
Better aligning credit proposition during transition
towards a holding company capital and funding model
Barclays PLC
(HoldCo)
Barclays Bank
PLC (OpCo)
External capital
External equity
External senior
Subscription of internal
OpCo issued equity, capital
and debt²
External OpCo
senior
External OpCo
capital
1 Based on Barclays expectations of the creditor hierarchy in a resolution scenario; assumes internal subordination not imposed during transition | Internal issuance in each case currently with ranking corresponding to external HoldCo
issuance. Further detail on Barclays PLC parent company balance sheet on slide 18 | Assumes equivalent loss absorption and recapitalisation at HoldCo and OpCo | 4 Total loss absorbing capacity (TLAC) as proposed in the FSB
Consultative Document on the adequacy of loss-absorbing capacity of global systemically important banks in resolution dated 10 November 2014 I
Expected creditor hierarchy during transition¹
Barclays position
Barclays Q1 2015 Fixed Income Investor Presentation 17
HOLDING COMPANY
TRANSITION
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
CAPITAL &
LEVERAGE
ASSET QUALITY
3
3
2
4
th
OpCo external
& intercompany
senior
unsecured debt
3
rd
OpCo external
& intercompany
T2
2
nd
OpCo external
& intercompany
AT1
1
st
OpCo Equity
• Barclays is committed to issuing most of its capital and term senior unsecured debt out of Barclays PLC, the Holding Company
• To better align the credit proposition between investors in HoldCo and OpCo securities during the transition period, proceeds raised by
Barclays PLC have been used to subscribe for capital and senior unsecured term debt in Barclays Bank PLC with corresponding
ranking
• As the HoldCo is a creditor of the OpCo alongside OpCo external creditors, respecting the creditor hierarchy should require pari passu treatment between internally and externally OpCo issued capital and debt of the same rank 1
• Maturing capital and term senior unsecured debt to be refinanced out of HoldCo during the transition period, making the external creditor hierarchy simpler post transition
When required to qualify as TLAC 4 in a material subsidiary, senior obligations with >1 year residual maturity would need to be downstreamed in subordinated form to its “excluded
liabilities”
Investment at HoldCo gives exposure to diversified businesses post ring-fencing, comparable to the position of OpCo investors today
• Evolving regulation, including the implementation of MREL
beginning 1 Jan 2016 and any subsequent regulatory policy
interpretations, may require a change to the current approach. Any change would be communicated to the market

|
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
CAPITAL &
LEVERAGE
ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation
Balance sheet
2014 Q1 15
Notes £m £m
Assets
Investment in subsidiary 33,743 33,743
Loans and advances to subsidiary 2,866 4,927
Derivative financial instrument 313 232
Other assets 174 1,221
Total assets 37,096 40,123
Liabilities
Deposits from banks 528 561
Subordinated liabilities 810 839
Debt securities in issue 2,056 4,088
Other liabilities 10 453
Total liabilities 3,404 5,941
Called up share capital 4,125 4,179
Share premium account 16,684 17,202
Other equity instruments 4,326 4,326
Capital redemption reserve 394 394
Retained earnings 8,163 8,081
33,692 34,182
37,096 40,123
• Barclays PLC is the holding company (HoldCo) of the
Barclays Group
• The HoldCo’s primary assets currently are its investments in, and loans and advances made to, its sole subsidiary, Barclays
Bank PLC, the operating company (OpCo)
• As Barclays is committed to issuing most capital and term
senior unsecured debt out of the HoldCo going forward, the
HoldCo balance sheet is expected to increase
Barclays PLC parent company accounts
Notes to the parent company balance sheet
Investment in subsidiary
The investment in subsidiary of £33,743m (2014: £33,743m) represents investments made into Barclays Bank PLC, including £4,326m (2014:
£4,326m) of Additional Tier 1 (AT1) securities.
Loans and advances to subsidiary and debt securities in issue
During the quarter, Barclays PLC issued £2,032m equivalent of Fixed Rate
Senior Notes accounted for as debt securities in issue. The proceeds raised through these transactions were used to make £2,032m equivalent of Fixed Rate Senior Loans to Barclays Bank PLC, with a ranking corresponding to the notes issued by Barclays PLC.
HOLDING COMPANY
TRANSITION
18
Barclays PLC parent company balance sheet Notes
Shareholders’ equity
Total shareholders’ equity
Total liabilities and shareholders’ equity

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CREDIT RATING APPENDIX
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Barclays Q1 2015 Fixed Income Investor Presentation
HOLDING COMPANY
TRANSITION
• Proactive transition towards a HoldCo funding and capital
model positions us well to meet potential future TLAC
requirements
• While requirements remain to be set, Barclays current
expectation is a multi-year conformance period
• Majority portion of OpCo term senior unsecured debt
maturing before 2019 which can be refinanced from HoldCo
• Based on Barclays current interpretation of TLAC
requirements, proxy TLAC ratio is 24% 4 on the assumption
that Barclays Bank PLC term non-structured senior
unsecured debt is refinanced from HoldCo and subordinated
to OpCo excluded liabilities
• Currently do not intend to use HoldCo senior unsecured debt proceeds to subscribe for OpCo liabilities on a  subordinated basis until required to do so
• The future TLAC-ratio will further benefit from CET1 capital growth and AT1 issuance towards end-state expectations
• As TLAC rules are finalised, and as we approach
implementation date, we will assess the appropriate
composition and quantum of our future TLAC stack
Proxy Total Loss Absorbing Capacity (TLAC) 1
(£bn) Mar-15
PRA transitional Common Equity Tier 1 capital 42
PRA transitional Additional Tier 1 regulatory capital 11
Barclays PLC (HoldCo) 4
Barclays Bank PLC (OpCo) 7
PRA transitional Tier 2 regulatory capital 14
Barclays PLC (HoldCo) 1
Barclays Bank PLC (OpCo) 13
PRA transitional total regulatory capital 67
HoldCo term non-structured senior unsecured debt
2
4
OpCo term non-structured senior unsecured debt
3
26
Total term non-structured senior unsecured debt 97
RWAs 396
Leverage exposure 1,255
Proxy risk-weighted TLAC ratio ~ 24%
Proxy leverage based TLAC ratio ~ 8%
1 For illustrative purposes only reflecting Barclays interpretation of the FSB Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution”, published 10 November 2014, including certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy
interpretations, may require a change to the current approach | 2 Barclays PLC issued senior unsecured term debt assumed to qualify for consolidated TLAC purposes I 3 Comprise all outstanding Barclays Bank PLC issued public and private term senior unsecured debt, regardless of residual maturity. This excludes £35bn of notes issued under the structured notes programmes | 4 Including the 4.5% combined buffer requirement which needs to be met in CET1. The combined buffer requirement comprises a 2% G-SII buffer and 2.5% capital conservation buffer on a fully phased in basis.
19

CREDIT RATING APPENDIX PERFORMANCE OVERVIEW CAPITAL & LEVERAGE ASSET QUALITY LIQUIDITY & FUNDING HOLDING COMPANY TRANSITION Liquidity & Funding

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HOLDING COMPANY
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CAPITAL &
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ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation
• Stable liquidity position with the Group liquidity pool
maintained at £148bn, providing a surplus to internal and
external minimum requirements
• Quality of the pool remains high:
81% held in cash, deposits with central banks and high
quality government bonds
94% of government bonds are securities issued by UK,
US, Japanese, French, German, Danish, Swiss and
Dutch sovereigns
• Even though not a regulatory requirement, the size of our
liquidity pool is over 1.8x that of wholesale debt maturing in less than a year
• Additional significant sources of contingent funding in the form of high quality assets pre-positioned with central banks
globally
Maintaining a robust liquidity position, with pool well in
excess of internal and external minimum requirements
Estimated CRD IV/Basel 3 liquidity ratios
Metric Dec-14 Mar-15
Expected 100%
requirement date
LCR
1
124% 122% 1 January 2018
Surplus £30bn £28bn
NSFR
2
102% n/a 1 January 2018
Surplus to 30-day Barclays-specific LRA (as at 31 December14)
2013 2014
LRA 104% 124%
Surplus £5bn £29bn
149
127
LIQUIDITY &
FUNDING
21
High quality liquidity pool (£bn) Key messages
1 LCR estimated based on the EU delegated act | 2 Estimated based on the final BCBS rules published in October 2014 |
43
37
31
62
85
88
22
27
29
Dec-13 Dec-14 Mar-15
Cash & Deposits at Central Banks Government Bonds
Other Available Liquidity
148

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CAPITAL &
LEVERAGE
ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation
Total funding (excluding BAGL, as at 31 December 14)
• We guided to issuance of a gross amount of £10-15bn in 2015 across public and private senior unsecured, secured and
subordinated debt. This is materially below term maturities of
£23bn in 2015, of which £14bn remaining this year
• In Q1 15, we issued £4bn publicly against this plan, including
$3bn of senior unsecured debt from the HoldCo in two
transactions, a £1bn covered bond from Barclays Bank PLC,
and a $500m US cards securitisation from Barclays Bank
Delaware
• We intend to maintain access to diverse sources of wholesale funding, through different products, currencies, maturities and channels
• We expect to be a regular issuer of AT1 securities over the next few years
We maintain access to stable and diverse sources of
funding, across customer deposits and wholesale debt
2015 Funding Plan
£508bn £522bn £521bn
Customer deposits Sub. debt Secured term funding
Short-term debt and other deposits Unsecured term funding
1
LDR for PCB, Barclaycard, Africa Banking and Non-Core retail |
LIQUIDITY &
FUNDING
22
Broadly self-funded retail businesses (£bn) Key messages
351
349 347
321
309 310
Dec-13 Dec-14 Mar-15
Deposits from customers
91%
89% 89%
62%
61%
62%
4% 4% 4%
7%
7%
8%
14% 14%
13%
14% 13% 13%
2013 H1 14 2014
HOLDING COMPANY
TRANSITION
L&A to customers
• Group Loan to Deposit Ratio (LDR) and the LDR for PCB,
Barclaycard and Africa Banking at 101% and 89% respectively
• Excess customer deposits in PCB, Barclaycard and Africa
Banking predominantly used to fund the liquidity buffer
requirements for these businesses, making them broadly self
funded
• Overall funding requirements for the Group reducing as Non-
Core assets are run down
Retail LDR
1
1

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDING COMPANY TRANSITION | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product (as at 31 December 2014)


10%
16%
3%
13%
26%
13%
12%
7%
Depostis from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds / ABS
Subordinated liabilities[1]
Other[2]

By remaining maturity[1]: WAM net of liquidity pool ≥105 months


10%
14%
8%
8%
4%
8%
21%
27%
≤ 1 month
> 1 mth but ≤ 3 mths
> 3 mths but ≤ 6 mths
> 6 mths but ≤ 9 mths
> 9 mths but ≤ 12 mths
> 1 year but ≤ 2 years
> 2 years but ≤ 5 years[1]
> 5 years[2]

By currency[1]	USD	EUR	GBP	Others
As at 31 December 2014	35%	32%	25%	8%
As at 31 December 2013	35%	36%	19%	10%

Key messages

- Overall funding requirements for the Group reducing as we de-lever the balance sheet. However, total wholesale funding (excluding repurchase agreements) increased in Q1 15 to £178bn, an increase of £7bn from 31 December 2014
  - £82bn matures in less than one year, while £22bn matures within one month (31 December 2013: £82bn and £20bn respectively)
- £4bn of term funding (net of early redemptions) issued in 2015. Activity includes:
  - $3bn public benchmark senior unsecured debt issued by Barclays PLC
  - £1bn of Covered bonds issued by Barclays Bank PLC
- We have £23bn of term funding maturing in 2015 (£14bn remaining for April to December) and £13bn maturing in 2016
- We expect to issue a gross amount of £10-15bn in 2015 across public and private senior unsecured, secured and subordinated debt and to maintain a stable and diverse funding base by type, currency and distribution channel

[1] Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are included | [2] Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£5bn) |

23 | Barclays Q1 2015 Fixed Income Investor Presentation

Asset quality LIQUIDITY & FUNDING CREDIT RATING APPENDIX PERFORMANCE OVERVIEW CAPITAL & LEVERAGE ASSET QUALITY HOLDING COMPANY TRANSITION

PERFORMANCE HOLDING COMPANY

CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

OVERVIEW TRANSITION

Continued strong asset quality

Impairment charge (m) Highlights

Credit impairment improved 7% to 448m, principally reflecting lower impairments in PCB

PCB benefitted from the improving economic environment in the UK, resulting in lower default rates and charges in corporate

Barclaycard impairment increased 8% and was accompanied by loans and advances growth of 15%. The loan loss rate reduced 20bps to 305bps

Africa Banking impairment improved 6% to 90m principally due to reduced charges in South Africa mortgages

7%

481 448

Q1 14 Q1 15

Personal and Corporate Banking Barclaycard Africa Banking

Impairment (m)

41% (8%) 6%

135

79 269 290 96 90

Q1 14 Q1 15 Q1 14 Q1 15 Q1 14 Q1 15

25 | Barclays Q1 2015 Fixed Income Investor Presentation

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
• Declining Loan Loss Rate (LLR) trend
across the Group reflecting Barclays’
well-managed and conservative risk
profile
• The Group LLR of 46bps remains
significantly below the longer term
average of 88bps
• Group LLRs declining in both retail and
wholesale in line with improving macro
economic conditions
Group impairment stable (31 December 2014)
LLR
Annualised impairment
charge
Gross loans and advances
Wholesale loan loss rate (bps)
26
Retail loan loss rate (bps) Highlights
34
56
(3)
16
133
37
28
33
(1)
13 12
12
Personal &
Corporate
Banking
Africa Banking Investment
Bank
Core Barclays Group
Dec-13 Dec-14
25
180
332
94
78
91
18
138
308
85
75
84
Personal &
Corporate
Banking
Africa Banking Barclaycard Core Barclays Group
Dec-13 Dec-14
Non-Core
Non-Core

PERFORMANCE HOLDING COMPANY

CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

OVERVIEW TRANSITION

Reduced exposure to Eurozone periphery (31 December 14)

Exposures by geography (bn)1

Spain Italy Portugal Ireland

59.0

4.9 52.8

7.9 6.7 43.2

6.3 4.8

22.7 4.8

20.6

18.0

23.5 19.2 15.6

2012 2013 2014

Exposures by asset class (bn)

Sovereign Financial institutions Corporate

Residential mortgages Other retail lending

59.2

6.3 53.1

5.9 43.2

2.6

32.5 31.4 16.6

4.3

9.3

5.4 5.7 6.5 7.1 2.2 17.7 2.0

2012 2013 2014

1 Net on balance sheet |

Key Messages

The vast majority of the exposures to Spain have been disposed of as of 2 January 2015 Exposure to Spain, Italy, Portugal and Ireland reduced further, down 18% to 43.2bn in December 2014 in line with Non-Core strategy 1bn of outstanding ECB LTRO as at 31 December 2014 Local net funding mismatches decreased

Portugal: 1.9bn funding gap (2013: 3bn) Italy: 9.9bn funding gap (2013: 11.6bn)

We continue to explore options to exit our other European retail and corporate exposures or materially reduce the capital they consume

27 | Barclays Q1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDING COMPANY TRANSITION | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Risk – Minimising potential headwinds

Passing stress tests – stressed CET1 ratios


7.0%
5.4%
7.1%
7.0%
PRA stress test
EBA stress test
Barclays CET1 stressed ratio
UK Peers CET1 stressed ratio

- Barclays has always maintained internal stress tests
- Barclays passed both the PRA and EBA stress tests in 2014, with stressed CET1 ratios ahead of UK peers
- Under the PRA test, the 7.0% represents pre-management actions, and significantly above the 4.5% minimum threshold

Managing sector exposures (£bn) (as at 31 December 2014)


Oil and gas[1]
All other exposure[1]
2%


Exposure limits
11.4
9.8
4.1
3.4
4.7
Oil majors
Exploration and production
Midstream (pipelines)
Refining
Oilfield services

- Investment grade makes up c.90% of limits in oil and gas

Managing country exposures (as at 31 December 2014)



- Total net exposure of £27m in Greece



- No material operations in Russia, with <£2bn exposure in relation to financing and trading counterparties

[1] Total on and off balance sheet |

28 | Barclays Q1 2015 Fixed Income Investor Presentation

LIQUIDITY & FUNDING APPENDIX PERFORMANCE OVERVIEW HOLDING COMPANY TRANSITION CAPITAL & LEVERAGE ASSET QUALITY CREDIT RATING Credit ratings

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDING COMPANY TRANSITION | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Recent industry-wide credit rating agency (CRA) action reflects evolving resolution frameworks

Ratings (29 May 15)[1]	S&P	Moody's	Fitch
Standalone rating	bbb+	Baa2	a
Barclays PLC (B PLC - HoldCo)			
Senior long-term	BBB / Stable	Baa3 / Stable	A / Stable
Senior short-term	A-2	P-3	F1
Tier 2	BB+	Baa3	A-
AT1	B	-	BB+
Barclays Bank PLC (BB PLC - OpCo)			
Senior long-term	A (CWN[2]) ↓	A2 / Stable	A / Stable
Senior short-term	A-1 (CWN[2]) ↓	P-1	F1
T2 CoCos	BB+	-	BBB-
UT2	BB+	Ba1	BBB
LT2	BBB-	Baa3/Ba1	A-
Tier 1	BB	Ba1/Ba2	BBB-/BB+
Rating action YTD 2015 – Industry wide	• Certain UK, German, Austrian and Swiss non-operating holding companies downgraded • Ratings of most UK, German and Austrian bank operating companies put on negative watch	• Bank rating actions globally following implementation of new bank rating methodology and reassessment of the likelihood of sovereign support	• Took action on sovereign support on 19 May 2015
Rating action YTD 2015 – Barclays specific	3 Feb 2015: • B PLC's **long-term** senior ratings downgraded by two notches to BBB • BB PLC's senior ratings put on CWN	28 May 2015: • B PLC's **long-term** senior rating downgraded by 3 notches to Baa3 due to removal of sovereign support • B PLC's subordinate ratings upgraded by 1 notch to Baa3 due to application of "loss given failure" analysis 17 Mar 15: BB PLC's senior rating affirmed and outlook changed to Stable	• No impact on Barclays as the standalone credit rating did not benefit from sovereign support uplift
Next steps & potential impact on Barclays ratings	• CWN likely to be resolved by 'early June' • Potential downgrade[3] of BB PLC's senior ratings due to removal of 2 sovereign support notches, potentially partially offset by S&P's criteria for "Additional Loss Absorbing Capacity" • Action on banks domiciled in countries that implement BRRD bail-in powers in Jan-16 expected late 2015 the earliest	-	-

- Recent industry-wide CRA announcements driven by evolving resolution frameworks:
  - Reassessment of the likelihood of sovereign support for senior creditors resulting in downward pressure on senior credit ratings
  - Ratings methodology updates and changes to reflect cushion of junior debt that would absorb losses ahead of senior bank creditors may partially or fully offset sovereign support notch removal
- There has been no impact on Barclays standalone credit ratings which carries a stable outlook by all credit rating agencies
- Action on bank HoldCos more punitive:
  - No uplift for loss absorbing capacity provided to senior creditors to offset sovereign support notch removal, and/or
  - Expected increase in thickness of the senior layer which will benefit LGD over time not taken into account
- As implementation of bank resolution frameworks are progressing at different pace across jurisdictions, timelines for CRA action may differ

[1] Definitions of securities classes for comparison purposes and not necessarily in line with the respective CRA's own definitions | [2] CreditWatch with negative implications | [3] Potential impact based on Barclays interpretation of S&P's public announcements. Actual ratings changes may be different as the outcome of the CWN review is at the discretion of S&P |

30 | Barclays Q1 2015 Fixed Income Investor Presentation

| Barclays Q1 2015 Fixed Income Investor Presentation
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CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY
Contractual outflows
Barclays manages and reserves for potential rating
actions in the liquidity pool (31 December 2014)
Contractual credit rating downgrade exposure
Total cumulative cash
outflow (£bn)
One-notch Two-notch
Securitisation derivatives 5 6
Contingent liabilities 8 8
Derivatives margining - 1
Liquidity facilities 1 2
Total 14 17
1
These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity |
31
Key Messages
• Potential outflows related to a multiple-notch credit
downgrade of Barclays Bank PLC are included in the
liquidity risk appetite (LRA)
• The table on the left hand side shows contractual
collateral requirements and contingent obligations
following potential future one and two notch long-term
and associated short-term simultaneous downgrades of
Barclays Bank PLC across all credit rating agencies
Behavioural outflows
• During 2014 the Group strengthened its liquidity position, building a larger surplus to its liquidity risk appetite
• This positions the Group well for any potential contractual or behavioural outflows as a consequence of the potential
loss of the A-1 short term rating for Barclays Bank PLC by
S&P as the credit rating agency assess sovereign support
notches in its ratings
1

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Barclays Q1 2015 Fixed Income Investor Presentation
Summary
• Diversified international bank focused on delivering improved and more sustainable returns
• Concentrating on high growth opportunities where we have competitive advantage, eliminating marginal businesses and sharpening our focus on costs
Business model
• Strengthened capital position with fully loaded CRD IV CET1 ratio of 10.6% as at 31 March 2015, on track to deliver a ratio of greater than 11% in 2016
• Building on good track record in reducing RWAs as we run-down Barclays
Non-Core and reinvest in Core businesses outside of the Investment Bank
Capital
• Diversified funding base, combining customer deposits and wholesale funding, in multiple currencies and different maturities
• Robust liquidity position, well positioned to meet anticipated future regulatory requirements
Liquidity & funding
• Proactive and practical approach to managing regulatory changes
• Established track record of adapting to regulatory developments.
Regulation
• Leverage ratio maintained at 3.7% as at 31 March 2015, close to our target of greater than 4% in 2016
• Additional planned reductions in leverage exposure by 2016 mainly through reduction in Barclays Non-Core and the Core Investment Bank
Leverage
32

LIQUIDITY & FUNDING CREDIT RATING PERFORMANCE OVERVIEW HOLDING COMPANY TRANSITION CAPITAL & LEVERAGE ASSET QUALITY APPENDIX Appendix

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Barclays Q1 2015 Fixed Income Investor Presentation
APPENDIX
34
Repositioning and simplifying Barclays
Delivering a structurally lower cost base
Allocating capital to growth businesses
Establishing a dedicated Non-Core unit and a
new Personal and Corporate Banking business
Rightsizing and focusing the Investment Bank
Generating higher and more sustainable returns
As presented at the Group Strategy Update on 8 th May 2014

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Barclays Q1 2015 Fixed Income Investor Presentation
APPENDIX
2016 Transform targets
Returns
Cost
Barclays Core
Adjusted RoE >12%
Adjusted operating expenses
<£14.5bn
Leverage
Dividend
Capital
Group Leverage ratio >4.0%
Payout ratio 40-50%
CRD IV FL CET1 ratio >11.0%
Returns Barclays Non-Core Drag on adjusted RoE <(3%)
11.6%
2
£3.8bn
3
3.7%
1p
1
10.6%
(3.3%)
Q1 2015
1 Dividend per share paid for the quarter - payout ratio is not meaningful at Q1 | 2 Excluding CTA. Adjusted RoE including CTA is 10.9% | 3 Excluding CTA. Bank Levy is accounted for in Q4 each year |
2016 Target
35

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HOLDING COMPANY
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Barclays Q1 2015 Fixed Income Investor Presentation
Simpler, focused and balanced structure
Barclays Non-Core
LBT £256m
RWAs £65bn
Barclaycard
PBT £366m
RWAs £40bn
Personal and
Corporate Banking
PBT £787m
RWAs £123bn
Africa
Banking
PBT £295m
RWAs £39bn
Investment
Bank
PBT £675m
RWAs £123bn
Barclays Group
Adjusted results
1
Income £6.4bn Risk weighted assets (RWA) £331bn
Impairment £(0.4bn) Average allocated equity £47bn
Operating expenses £(3.9bn) Return on average equity (RoE) 10.9%
Profit before tax £2.1bn Return on tangible equity (RoTE) 13.2%
RoE drag (3.3%)
1
Includes Head Office as part of Core, representing £6bn RWAs and £19m loss before tax |
All figures for quarter ended Q1 2015
APPENDIX
36

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Barclays Q1 2015 Fixed Income Investor Presentation
Reducing and reallocating RWAs to drive growth and
returns
<15%
Investment
Bank
222
49%
51%
Retail and
Commercial
214
RWAs
£436bn
Non-Core
c.115
Core IB
c.120
Core
(excl. IB)
c.200
£436bn c.£400bn
+15%
c.55%
26%
28%
46%
Maintained
Core
(excl. IB)
c.230
Core IB
c.120
Non-Core
c.50
<15%
c.55%
Leverage exposure
£1.4tn £1.4tn c.£1.1tn
1
The Core Investment Bank will represent no more than 30% of the Group’s RWAs
1 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis
37
Preliminary numbers as presented at the Group Strategy Update on 8 th
May 2014
APPENDIX
2013 pre-resegmentation (£bn) 2013 post-resegmentation estimate (£bn) 2016 guidance (£bn)
30%

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ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation 38
Markets
• Exit Quadrant Assets
• Most physical commodities
• Certain Emerging Markets
products
• Capital intensive Macro
transactions
Principal Businesses
• Investments
• Credit
Banking
• Front-to-back efficiency driven
headcount reductions
RWAs: c.£90bn
Leverage exposure: c.£340bn
Global credit Right-sized macro
• Foreign exchange
• Rates
• Cash equities
• Equity derivatives
• Equity prime
• Credit products
• Securitised products
• Municipals
Fixed income secondary trading to be standard,
cleared and collateralised, short term and executed
on the electronic flow platform where relevant
Global equities
RWAs: c.£120bn
Leverage exposure: c.£490bn
• Build on leading positions in our home markets of the UK and the US, where we are already well positioned
• Exit those products with low returns under new regulatory rules
• Structurally lower the cost base through infrastructure efficiencies and refining the client proposition
• Improve capital efficiency of Markets businesses
DCM
Advisory
ECM
Origination led
1
CRD IV basis |
Core Investment Bank Non-Core Investment Bank
Core Investment Bank:
Building on competitive advantages
APPENDIX
Preliminary numbers as presented at the Group Strategy Update on 8 th
May 2014

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Barclays Q1 2015 Fixed Income Investor Presentation
PCB: Profits up 14%
1
Q1 15 CIR excluding CTA was 58%  |
• Income was in line at £2,174m:
Personal income reduced 2% driven by a reduction in fee
income and mortgage margin pressure from existing
customer rate switching, partially offset by improved
deposit margins
Corporate income increased 3% due to improved deposit
margins and balance growth in both lending and deposits,
partially offset by reduced margins in the lending
business
Wealth income reduced 4% to £258m
• Net interest margin improved to 3.02% primarily due to the revised overdraft proposition and higher savings and deposit margins in personal and corporate businesses, partially offset by margin compression in mortgages and the corporate
lending business
• Credit impairment charges improved 41% due to the positive economic environment in the UK resulting in lower default
rates and charges in corporate, with a resulting loan loss rate of 14bps
• Costs reduced 3% reflecting savings from Transform
programmes, including headcount reductions and branch
network rationalisation
• Positive jaws contributed to an increased RoE of 12.9%, while
RoTE improved to 17.1%
Three months ended – March (£m) 2014 2015
% change
– Personal 1,026 1,009
(2%)
– Corporate 879 907 3%
– Wealth 268 258 (4%)
Income 2,173 2,174 -
Impairment (135) (79) 41%
Total operating expenses (1,355) (1,310) 3%
– Costs to achieve Transform (57) (42) 26%
Profit before tax 688 787 14%
Financial performance measures
Average allocated equity £17.4bn £18.1bn
Return on average tangible equity 14.7% 17.1%
Return on average equity 11.1% 12.9%
Cost:income ratio1
62% 60%
Loan loss rate 25bps 14bps
Net interest margin 2.99% 3.02%
Mar-14 Mar-15
Loans and advances to customers £215.5bn £219.0bn
Customer deposits £297.2bn £298.1bn
CRD IV RWAs £116.1bn £122.5bn
Financial performance
APPENDIX
39

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LEVERAGE
ASSET QUALITY
Barclays Q1 2015 Fixed Income Investor Presentation
• Income increased 9% to £1,135m driven by US cards and
Barclaycard Business Solutions
Net interest margin reduced to 8.78% (Q1 14: 9.19%) due
to change in product mix with relatively stronger growth in
the lower margin US cards and Barclays Partner Finance
businesses, but strongly up from 8.13% reported for Q4
14
Non-interest income increased 6% to £314m due to
growth in US cards and Barclaycard Business Solutions,
partially offset by the impact of interchange fee reductions in Europe
• Credit impairment charges increased 8% to £290m and was
accompanied by loans and advances growth of 15%. The loan
loss rate reduced 20bps to 305bps
• Costs increased 18% primarily reflecting business growth
• PBT decreased slightly to £366m and attributable profit rose to
£259m (2014: £254m)
Barclaycard: Income up 9% and RoE of nearly 17%
Three months ended – March (£m) 2014 2015
% change
Income 1,042 1,135 9%
Impairment (269) (290) (8%)
Total operating expenses (415) (490) (18%)
– Costs to achieve Transform (13) (25)
(92%)
Profit before tax 368 366
(1%)
Financial performance measures
Average allocated equity £5.6bn £6.3bn
Return on average tangible equity 22.6% 21.0%
Return on average equity 18.2% 16.6%
Cost:income ratio 40% 43%
Loan loss rate 325bps 305bps
Net interest margin 9.19% 8.78%
Mar-14 Mar-15
Loans and advances to customers £31.9bn £36.8bn
Customer deposits £5.8bn £8.0bn
CRD IV RWAs £36.4bn £39.9bn
Financial performance
APPENDIX
40

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY APPENDIX
Currency movements had a limited effect on Q1 year on year
comparisons. Discussion of business performance is
therefore based on reported results in GBP:
• PBT increased 23%, driven by 8% income growth exceeding
3% cost growth
• Net interest income increased 6% to £533m, driven by higher loans to customers in Corporate and Investment Banking
(CIB) and customer deposits in Retail and Business Banking
• Non-interest income increased 11% to £415m, reflecting
transactional income growth in South Africa and trading
income in CIB
• Credit impairment charges decreased 6% to £90m, driven by
reduced impairments in the South Africa mortgages portfolio
and business banking
• Costs increased 3% reflecting inflationary pressures,
resulting in higher staff costs, partially offset by the benefits of Transform programmes
• RoE was 10.8% and RoTE was 14.7%
Africa Banking: Profits up 23%
1 Africa Banking business unit performance based on BAGL results, including Egypt and Zimbabwe | 2 Barclays share of the statutory equity of the BAGL entity (together with that of the Barclays Egypt and Zimbabwe businesses which remain outside the BAGL corporate entity), as well as the Barclays’ goodwill on acquisition of these businesses. The tangible equity for RoTE uses the same basis but excludes both the Barclays’ goodwill on acquisition and the goodwill and
intangibles held within the BAGL statutory equity |
Three months ended – March (£m) 2014 2015
% change
Income 878 948 8%
Impairment (96) (90) 6%
Total operating expenses (546) (565) (3%)
– Costs to achieve Transform (9) (6)
33%
Profit before tax 240 295 23%
Financial performance measures
Average allocated equity 2 £3.7bn £4.1bn
Return on average tangible equity 2 15.5% 14.7%
Return on average equity 2 11.1% 10.8%
Cost:income ratio 62% 60%
Loan loss rate 104bps 94bps
Net interest margin 5.91% 5.91%
Mar-14 Mar-15
Loans and advances to customers £35.0bn £35.7bn
Customer deposits £34.0bn £35.0bn
CRD IV RWAs £36.6bn £39.3bn
Financial performance 1
41

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY APPENDIX
Q4 14 % change
638 (1)%
1,028 48%
• PBT rose 37% driven by income up 2% and costs down 9%
• RoE improved to 9.1%, or 9.6% excluding CTA
• Income increased 2% to £2,149m:
Banking increased 3% driven by higher debt and equity
underwriting fees, partially offset by a decrease in
advisory fees and lending
Macro increased 13% due to higher income in rates and
currency products, reflecting increased client activity and
market volatility
Credit decreased 21% driven by lower income in
distressed credit, but recovered strongly from Q4 14 due
to increased client activity
Equities increased 5% driven by cash equities and equity
financing, partially offset by equity derivatives
• Costs decreased 9% due to lower CTA and compensation
costs, as well as savings from Transform programmes,
including business restructuring and operational streamlining
Investment Bank: Profits up 37%
Three months ended – March (£m) 2014 2015 % change
Banking 616 632 3%
Markets 1,489 1,517 2%
– Credit 346 274 (21%)
– Equities 591 619
5%
– Macro 552 624 13%
Income 1 2,103 2,149 2%
Impairment release 19 11 (42%)
Total operating expenses (1,631) (1,485) 9%
– Costs to achieve Transform (130) (31)
76%
Profit before tax 491 675 37%
Financial performance measures
Average allocated equity £15.4bn £15.4bn
Return on average tangible equity 6.4% 9.7%
Return on average equity 6.1% 9.1%
Cost:income ratio 78% 69%
Mar-14 Mar-15
CRD IV RWAs £125.2bn
£123.0bn
Financial performance – Q1 15 vs. Q1 14
1 Includes ‘Other’
income |
42

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY APPENDIX
Core income: growth in net interest income and margin
• Improved performance in income across all businesses
• NII for our retail and corporate businesses 2 grew 6%,
reflecting an increase in customer assets and NIM:
PCB grew NII 5% driven by lending and deposit
growth and margin improvement
Barclaycard grew NII 10% driven by volume growth
Africa Banking income was up 8%, with NII up 6%
1
Includes Head Office income |
2
For Personal and Corporate Banking, Barclaycard and Africa Banking |
Average customer assets and liabilities 2 (£bn)
• NIM increased to 414bps, measured across PCB,
Barclaycard and Africa Banking
PCB NIM improved to 3.02% (Q1 14: 2.99%)
Net interest margin 2 (bps)
• Average customer assets increased 5% to £289bn, with
growth in PCB, Barclaycard, and Africa Banking
• Average customer liabilities increased 2% to £333bn, with
growth in all three businesses
Total income NII
Three months ended – March 2014 2015 2014 2015
Personal and Corporate
Banking
2,173 2,174 1,528 1,601
5%
Barclaycard 1,042 1,135 746 821
10%
Africa Banking 878 948 503 533
6%
Investment Bank 2,103 2,149
Total Core 1 6,277 6,420
43
Core income (£m)

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY APPENDIX
Group and Core cost targets
1 Excludes provisions for PPI, IRHP and FX redress, goodwill impairment and CTA | 2 2016 CTA target of c.£0.2bn |
Costs to
achieve
Transform
(CTA)
£1.2bn c.£0.7bn 2 £1.2bn
Original Guidance = £17.5bn
44
Group cost guidance 1 (£bn) Core cost target 1 (£bn)
18.7
16.9
c.16.3
FY13 FY14 FY15 Target
16.4
15.1
<14.5
FY13 FY14 FY16 Target
Revised Guidance = £17bn

PERFORMANCE HOLDING COMPANY

CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Core operating costs

Core operating expenses1 (bn)

Staff costs Other operating costs Costs to achieve Transform

4.0 2% 3.9

0.2 0.1

1.2 1.3

2.5 2.4

Q1 14 Q1 15

Highlights

Core operating expenses decreased by 2% year on year driven by savings from Transform programmes principally in the Investment Bank and PCB, as well as lower CTA spend. This was partially offset by adverse FX movements Transform initiatives continued to drive significant and sustainable cost reductions by focusing on restructuring, business exits, industrialisation, innovation and property exits Investment Bank reduced operating expenses year on year predominately driven by front office restructuring and operational streamlining Barclaycard operating expenses increased primarily reflecting business growth

Personal and Corporate Banking Barclaycard Africa Banking Investment Bank

Operating costs (bn)

3% (18%) (3%) 9%

1.36 1.31 0.42 0.49 0.55 0.57 1.63 1.49

Q1 14 Q1 15 Q1 14 Q1 15 Q1 14 Q1 15 Q1 14 Q1 15

1

1 Totals in graph reflect rounding |

45 | Barclays Q1 2015 Fixed Income Investor Presentation

| Barclays Q1 2015 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
CREDIT RATING
PERFORMANCE
OVERVIEW
HOLDING COMPANY
TRANSITION
CAPITAL &
LEVERAGE
ASSET QUALITY APPENDIX
Investment Bank: Downward trend in compensation
charge (31 December 2014)
Role based pay
3,978
3,620
Down
c.£160m
Deferred bonuses
brought forward
Other
compensation
costs
6,598
CTA 1
Bank levy
Compensation
Non-compensation 2
1 Excludes compensation related CTA of £37m | 2 Excludes CTA and bank levy | 3 The actual amount charged depends upon whether conditions have been met and will vary compared with the above expectation |
46
Investment Bank operating expenses (£m) Investment Bank – Compensation actions
2,194
2,050
3,978
3,620
236
190
FY13 FY14
7%
Other
costs
3,045
2,566
c.200
933
854
c.700
FY13 FY14 FY15E
3
218
337 1
6,225
8%
ex-
CTA
c.700 3
• Headcount down by 2,100 net
• Incentive awards down 24%
• Role based pay introduced and charged in 2014
• Deferred bonus brought forward of £854m, but on downward trend
Down
9%

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDING COMPANY TRANSITION | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Wholesale funding composition[1]

As at 31 March 2015 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	>9 months but ≤12 months	Total ≤1 year	>1 year but ≤2 years	>2 years but ≤5 years	>5 years	Total
Barclays PLC										
Senior unsecured MTNs (public benchmark)	-	-	-	-	-	-	-	2.0	2.1	4.1
Subordinated liabilities	-	-	-	-	-	-	-	-	0.8	0.8
Barclays Bank PLC										
Deposits from banks	10.8	6.1	2.1	0.7	0.4	20.1	0.5	0.1	0.4	21.1
Certificates of deposit and commercial paper	2.7	11.0	6.8	5.5	3.8	29.8	1.0	2.1	0.6	33.5
Asset backed commercial paper	4.5	1.5	0.6	-	-	6.6	-	-	-	6.6
Senior unsecured MTNs (public benchmark)	0.7	-	1.1	-	1.3	3.1	3.4	6.6	4.6	17.7
Senior unsecured MTNs (private placement)[2]	0.9	2.5	3.8	1.8	2.2	11.2	7.2	13.6	11.4	43.4
Covered bonds / ABS	0.2	0.6	1.7	0.2	0.9	3.6	3.2	8.2	4.1	19.1
Subordinated liabilities	-	0.1	-	-	-	0.1	-	4.2	15.7	20.0
Other[3]	2.1	1.4	1.7	1.0	0.8	7.0	1.0	1.5	2.2	11.7
Total	21.9	23.2	17.8	9.2	9.4	81.5	16.3	38.3	41.9	178.0
Total as at 31 December 2014	16.8	23.2	14.4	13.5	7.5	75.4	14.0	36.6	45.4	171.4

[1] The composition of wholesale funds comprises the balance sheet reported deposits from banks, financial liabilities at fair value, debt securities in issue and subordinated liabilities, excluding cash collateral and settlement balances. It does not include collateral swaps, including participation in the Bank of England's Funding for Lending Scheme. Included within deposits from banks are £1bn of liabilities drawn in the European Central Bank's 3 year LTRO. | [2] Includes structured notes of £35bn, £9bn of which matures within one year | [3] Primarily comprised of fair value deposits £5bn and secured financing of physical gold £5bn |

47 | Barclays Q1 2015 Fixed Income Investor Presentation

PERFORMANCE HOLDING COMPANY

CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

In line with the European Bank Recovery & Resolution Directive the UK Banking Act now includes a statutory bail-in power

Overview

Statutory bail-in of debt is a key part of the regulatory response to the financial crisis, aimed at avoiding the bail-out of failing financial institutions with tax-payer funds

European Bank Recovery and Resolution Directive (“BRRD”): a European-wide framework for the recovery and resolution of credit institutions and investment firms:

Statutory “bail-in” power in respect of eligible liabilities, to be implemented in home state legislation by no later than 1 January 2016 (Article 130) Requirement for eligible liabilities governed by non-EEA laws to include a contractual recognition by creditors that they are bound by any exercise of the statutory bail-in power (Article 55)

UK Banking Act: in line with the BRRD, the UK Banking Act was amended in January 2015 to include a “bail-in option” available to the

UK resolution authority, enabling it to recapitalise a failed institution by allocating losses to its shareholders and unsecured creditors by writing down and/or converting their claims to equity:

Certain liabilities excluded from scope, such as insured deposits, secured liabilities (Section 48B(8)) Powers to be exercised broadly in a manner that respects the hierarchy of claims in liquidation Principle that at least senior creditors should receive no less favourable treatment than they would have received in an insolvency

Considerations for Bondholders

Under Depositor Preference, the BRRD introduces seniority of deposits from natural persons and SMEs over wholesale liabilities The scope of the UK bail-in power extends to include all outstanding unsecured wholesale liabilities of original tenor greater than 7 days Liabilities issued prior to the introduction of the statutory bail-in power, including those issued under non-EEA governing laws, may be subject to bail-in upon its introduction irrespective of issuance date, unless they are „excluded liabilities (i.e. all outstanding unsecured liabilities with an original tenor greater than 7 days may be subject to bail-in). Guiding principle is that the ordinary creditor hierarchy should be respected and that creditors holding eligible liabilities of equal rank should be treated equally In accordance with rules made by the PRA (reflecting Article 55 of the BRRD), Barclays has begun including in the terms of its wholesale term debt securities, governed by non-EEA laws, a provision whereby investors acknowledge the scope of, and agree to be bound by, the UK bail-in power Note, the inclusion of such an acknowledgement is not intended to change the ranking or treatment of such non-EEA law governed instruments relative to EEA law governed instruments in respect of a UK bail-in, rather it clarifies that all such instruments should be treated equally in the event of a UK bail-in

48 | Barclays Q1 2015 Fixed Income Investor Presentation

| Barclays Q1 2015 Fixed Income Investor Presentation
Lisa Bartrip
+44 (0)20 7773 0708
lisa.bartrip@barclays.com
Website:
barclays.com/barclays-investor-relations.html
Contact – Debt Investor Relations Team
Sofia Lonnqvist
+44 (0)20 7116 5716
sofia.lonnqvist@barclays.com
49
Dan Colvin
+44 (0)20 7116 6533
daniel.colvin@barclays.com

| Barclays Q1 2015 Fixed Income Investor Presentation
Legal Disclaimer
50
Important Notice
The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.
Forward-looking Statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as ‘may’, ‘will’, ‘seek’, ‘continue’,
‘aim’, ‘anticipate’, ‘target’, ‘projected’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, ‘achieve’ or other words of similar meaning. Examples of forward-
looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the Transform
Programme and Group Strategy Update, run-down of assets and businesses within Barclays Non-Core, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (IFRS), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the impact of EU and US sanctions on Russia; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the
Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors are identified in our filings with the SEC, including our Annual Report on Form 20-F for the fiscal year ended 31 December 2014 (“2014 20-F”), which are available on the SEC’s website at http://www.sec.gov.
Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the
London Stock Exchange plc (the LSE) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC, including the 2014 20-F

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation 51
Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission
(“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.
Certain non-IFRS Measures
Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business’ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group.
They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. As management reviews the adjusting items described below at a Group level, segmental results are presented excluding these items in accordance with IFRS 8; "Operating Segments". Statutory and adjusted performance is reconciled at a Group level only. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays’ Form 6-K filed with the SEC on April 29, 2015 (Film No. 15811411)
(the “April 29 Form 6-K”) (available at
http://www.sec.gov/Archives/edgar/data/312069/000119312514388991/d810869dex991.htm )
and such quantitative reconciliations are
incorporated by reference into this document.
• Adjusted profit before tax is the non-IFRS equivalent of profit before tax as it excludes the impact of own credit; provisions for Payment Protection Insurance (PPI) and claims management costs and interest rate hedging redress; gain on US Lehman acquisition assets; provision for investigations and litigation primarily relating to Foreign Exchange;
loss on sale of the Spanish business; Education, Social Housing, and Local Authority (ESHLA) valuation revision, gain on valuation of a component of the defined retirement benefit liability, and goodwill impairment. A reconciliation to IFRS is presented on page 9 of the April 29 Form 6-K;
• Adjusted profit after tax represents profit after tax excluding the post-tax impact of own credit; provisions for PPI redress; provision for investigations and litigation primarily relating to Foreign Exchange; loss on sale of the Spanish business; and gain on valuation of a component of the defined retirement benefit liability. A reconciliation to IFRS is presented on page 5 of the April 29 Form 6-K;
• Adjusted attributable profit represents adjusted profit after tax less profit attributable to non-controlling interests. The comparable IFRS measure is attributable profit;
• Adjusted income and adjusted total income net of insurance claims represents total income net of insurance claims excluding the impact of own credit. A reconciliation to IFRS is presented on page 9 of the April 29 Form 6-K;

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation 52
• Adjusted total operating expenses represents operating expenses excluding the provisions for PPI redress; provision for investigations and litigation primarily relating to Foreign
Exchange; and gain on valuation of a component of the defined retirement benefit liability. A reconciliation to IFRS is presented on page 9 of the April 29 Form 6-K;
• Adjusted litigation and conduct represents litigation and conduct excluding the provisions for PPI redress; and the provision for investigations and litigation primarily relating to
Foreign Exchange. A reconciliation to IFRS is presented on page 9 of the April 29 Form 6-K;
• Adjusted cost: income ratio represents cost: income ratio excluding the impact of own credit; the provisions for PPI redress; gain on US Lehman acquisition assets; provision for investigations and litigation primarily relating to Foreign Exchange and gain on valuation of a component of the defined retirement benefit liability. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims. A reconciliation to IFRS is presented on page 9 of the April 29 Form 6-K;
• Adjusted basic earnings per share represents adjusted attributable profit divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue;
• Adjusted return on average shareholders’ equity represents annualised adjusted profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity, excluding non-controlling interests and other equity instruments. The comparable IFRS measure is return on average shareholders’ equity which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity, excluding non-controlling interests and other equity instruments;
• Adjusted return on average tangible shareholders’ equity represents annualised adjusted profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure is return on average tangible shareholders’ equity which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill;
• Barclays Core results are non-IFRS measures because they represent the sum of five Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating
Segments”: Personal and Corporate Banking, Barclaycard, Africa Banking, Investment Bank and Head Office. A reconciliation to the corresponding statutory Group measures are provided on page 10 of the April 29 Form
6-K;
• Constant currency results in Africa Banking are calculated by converting ZAR results into GBP using the average exchange rate for the three months ended 31 March 2015 for the income statement and the 31 March 2015 closing exchange rate for the balance sheet and applying those rates to the results as of and for the three months ended 31 March
2014, in order to eliminate the impact of movement in exchange rates between the two periods;

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation
53
• Liquidity Coverage Ratio (LCR) is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. The metric is a ratio that is not yet fully implemented in local regulations and, as such, represents a non-IFRS measure
• Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision.
The original guidelines released in December 2010 (‘Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring’, December 2010) were revised for in January 2014 (‘Basel III: The Net Stable Funding Ratio’, January 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represent a non-
IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and Barclays’ interpretation of this calculation may not be consistent with that of other financial institutions;
• Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October
2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10,
2013 (CUSIP: 06739FHK0). Please refer to page 20 of the April 29 Form 6-K for a reconciliation of this measure to CRD IV CET1 ratio; and
• The estimate of “Proxy Total Loss Absorbing Capacity (TLAC) ratio” reflects Barclays’ current understanding of how the Financial Stability Board’s Consultative Document on
“Adequacy of loss-absorbing capacity of global systemically important banks in resolution” may be implemented in the United Kingdom. The estimate reflects certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach. As such metric is subject to further regulatory guidance and it is not yet implemented in local regulations, the estimate of this metric represents a non-IFRS measure and is presented in this document for illustrative purposes only.